UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2010

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with the proposed merger transaction among PMA Capital Corporation (“PMA”), Old Republic International Corporation (“Old Republic”) and OR New Corp., PMA is providing communication materials to its employees, clients, brokers and agents.Copies of these materials are attached as exhibits to this report and are incorporated into this Current Report on Form 8-K by reference.

Important Information for Investors and Shareholders

In connection with the proposed transaction, PMA will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, PMA AND OLD REPUBLIC.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by PMA (when available), at the SEC’s Web site at www.sec.gov or at PMA’s web site at www.pmacapital.com. The proxy statement and such other documents may also be obtained, when available, for free from PMA by directing such request to Investor Relations, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania, telephone: 610-397-5298.

PMA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from PMA’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in PMA’s proxy statement relating to the 2010 annual meeting of shareholders and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.              Description

99.1	Letter to employees of PMA Capital Corporation.

99.2	Letter to clients of PMA Capital Corporation.

99.3	Letter to brokers/agents of PMA Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

June 10, 2010	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President & General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Letter to employees of PMA Capital Corporation.
99.2	Letter to clients of PMA Capital Corporation.
99.3	Letter to brokers/agents of PMA Capital Corporation